CONFIDENTIAL

PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT.  PORTIONS FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

LANGUAGE, WHICH HAS BEEN OMITTED, HAS BEEN REPLACED WITH THE WORD [REDACTED] THROUGHOUT THE TEXT OF THE AGREEMENT.

AMENDMENT NO. 4

to

WHOLESALE ADVANTAGE SERVICES AGREEMENT

This Amendment No. 4 (this “Amendment”), dated as of April 1, 2007 (the “Amendment Effective Date”), amends the Wholesale Advantage Services Agreement (the “Agreement”), dated as of January 1, 2005, as previously amended and in effect, by and among Verizon Services Corp., with offices at 1310 North Court House Rd., Arlington, VA  22201, on behalf of each of its affiliated Incumbent Local Exchange Carriers (individually and collectively, “Verizon”), Cordia Communications Corp. (“Cordia Communications”), with offices at 445 Hamilton Avenue, Suite 408, White Plains, NY 10601 and Cordia Communications of Virginia, Inc. (“Cordia VA” and, together with Cordia Communications, “Cordia”), with offices at 445 Hamilton Avenue, Suite 408, White Plains, NY 10601 (each individually, a “Party,” and collectively, the “Parties”).

WITNESSETH:

WHEREAS, the Parties wish to amend the Agreement as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be bound, hereby agree as follows:

1.

Amendments to the Agreement.  Effective as of the Amendment Effective Date, the Agreement is hereby amended as follows:

A.

Section 3 of the Agreement, entitled “Rates and Charges”, is hereby amended by deleting Sections 3.4 and 3.5 therein and by amending and restating Sections 3.2 and 3.3 in their entirety as follows:

“3.2

In each Verizon Affiliate’s service area, the rate structure applicable to the Services shall be the same rate structure previously applicable to DS0 (or POTS) UNE-P services, except as otherwise provided in Attachment 3.  Except as otherwise provided in Section 3.3 below, Verizon shall bill and Cordia shall pay the rates and charges set forth in Attachment 3 to this Agreement as applied to each line in service under this Agreement.

3.3

(a)   On and after [REDACTED] and on or before [REDACTED], Verizon shall bill and Cordia shall pay the rates and charges set forth in Attachment 3 (including the specified Surcharge for the relevant contract year) as applied to each line actually in service under this Agreement during that month (the sum of such charges for all such lines in service under this Agreement in a given month, the “Monthly Revenue Figure”).  If the Average Line Count for the applicable month is less than the Adjusted Baseline Volume, Verizon shall bill and Cordia shall pay an additional charge, calculated by multiplying the difference between the Average Line Count and the Adjusted Baseline Volume by the Monthly Average Charge.  As used herein, these terms shall have the following definitions:  (i) “Average Line Count” shall be calculated by adding the number of lines in service under this Agreement and the number of resale lines that Cordia has with Verizon on the last day of the applicable month to the number of lines in service under this Agreement and the number of resale lines that Cordia has with Verizon on the last day of the preceding month, and dividing such sum by 2; (ii) “Average Advantage Line Count” shall be calculated by adding the number of lines in service under this Agreement on the last day of the applicable month to the number of lines in service under this Agreement on the last day of the preceding month, and dividing such sum by 2; (iii) “Baseline Volume” shall be the total number of Cordia UNE-P and resale lines that were in service with Verizon in all jurisdictions as of [REDACTED], adjusted over the Term of the Agreement to subtract Cordia UNE-P and resale lines that were in service as of [REDACTED] and that are no longer subject to this Agreement because they were located in a Verizon operating territory (or portion thereof) sold or transferred by Verizon during the Term of the Agreement (with such adjustment applying to calculation of the Baseline Volume prospectively from the date on which Verizon terminated the Agreement as to the operating territory (or portion thereof) pursuant to Section 41.2 of this Agreement); (iv) “Adjusted Baseline Volume” shall be the Baseline Volume multiplied by [REDACTED]; and (v) “Monthly Average Charge” shall be the billed amount that results from dividing the Monthly Revenue Figure by the Average Advantage Line Count.

(b)

During each succeeding twelve (12) month period of the Term (i.e., on and after [REDACTED]), Verizon shall bill and Cordia shall pay the Monthly Revenue Figure for the relevant month and contract year.  If the Average Line Count for the applicable month is less than the “Volume Commitment” (which is the Adjusted Baseline Volume, as increased for each such succeeding twelve (12) month period by the Multiplier, as defined below), Verizon shall bill and Cordia shall pay to Verizon an additional charge calculated by multiplying the difference between the Volume Commitment and the Average Line Count by the Monthly Average Charge for the month in question.  For purposes of this Section 3.3, the Multiplier shall be:  [REDACTED] of the Adjusted Baseline Volume beginning [REDACTED]; [REDACTED] of the Adjusted Baseline Volume beginning [REDACTED]; [REDACTED] of the Adjusted Baseline Volume beginning [REDACTED];  [REDACTED] of the Adjusted Baseline Volume beginning [REDACTED]; and [REDACTED] of the Adjusted Baseline Volume beginning [REDACTED].

(c)

In addition to any amounts otherwise due and payable by Cordia to Verizon pursuant to this Agreement, Cordia shall pay to Verizon [REDACTED]

(d)

For the avoidance of any doubt, any references to resale lines in this Agreement shall refer only to resale lines that provide the same services as those provided by Wholesale Advantage Lines under this Agreement (as described in Attachment 2) and shall not change the fact that resale lines will continue to be governed by interconnection agreements between the Parties or Verizon state tariffs, as applicable, and not by this Agreement.

(e)

 The rates and charges set forth in this Agreement are provided on the basis of Cordia predominantly serving residential Customers.  Verizon reserves the right to specify a unique set of surcharges applicable to Cordia’s business Customers under this Agreement if Cordia's percentage of residential Customers falls below [REDACTED] of the total number of Customers it serves.”

B.

Section 7 of the Agreement, which is entitled “Term and Termination”, is hereby amended by amending and restating Section 7.1 therein in its entirety as follows:

“7.1

This Agreement shall be effective as of the Effective Date, and unless cancelled or terminated earlier in accordance with the terms hereof, shall continue in effect until  December 31, 2012  (the “Term”).  The Term of this Agreement may not be extended except by the written agreement of both Parties.  Unless covered by any successor commercial agreement that the Parties may have entered into within their sole discretion, any arrangements covered by this Agreement that Cordia has not disconnected as of the termination date of this Agreement shall be billed by Verizon and paid by Cordia at Verizon’s then-prevailing resale rates in the applicable state until Cordia disconnects the arrangements.”

C.

Appendix A to Attachment 3 of the Agreement, which is entitled “Attachment 3 -- Appendix A -- Surcharges”, is hereby amended by amending and restating the table provided therein in its entirety with the following:

“Attachment 3 – Appendix A- Surcharges

[REDACTED]

For the time period beginning [REDACTED] and ending on the termination date of this Agreement (such period, the “Eligible Period”):

(x)

the then-applicable monthly Surcharge shall be reduced by [REDACTED] for each Wholesale Advantage Line on which Cordia orders (and Verizon and/or any Verizon Affiliate provisions), on behalf of Cordia Customers, Verizon’s Wholesale Advantage voice mail service; provided that such Surcharge reduction shall only apply (1) during that portion of the Eligible Period during which such Cordia Customer is a subscriber (through Cordia) to Verizon’s Wholesale Advantage voice mail service on such Wholesale Advantage Line and (2) if such Cordia Customer remains a subscriber (through Cordia) to Verizon’s Wholesale Advantage voice mail service on such Wholesale Advantage Line for a period of at least sixty (60) consecutive days (for the avoidance of any doubt, the foregoing being a condition precedent to the eligibility for such reduction); and

(y)

the then-applicable monthly Surcharge shall be reduced by [REDACTED]  on each Wholesale Advantage Line on which Cordia orders (and Verizon and/or any Verizon Affiliate provisions), on behalf of Cordia Customers, Verizon Online DSL; provided that such Surcharge reduction shall only apply (1) during that portion of the Eligible Period during which such Cordia Customer is a subscriber (through Cordia) to Verizon Online DSL on such Wholesale Advantage Line, (2) if such Cordia Customer remains a subscriber (through Cordia) to Verizon Online DSL on such Wholesale Advantage Line for a period of at least sixty (60) consecutive days (for the avoidance of any doubt, the foregoing being a condition precedent to the eligibility for such reduction) and (3) if such Cordia Customer was not a Verizon Customer subscribing to Verizon Online DSL at the time Cordia acquired such line (for the avoidance of any doubt, the nonoccurrence of the foregoing being a condition precedent to the eligibility for such reduction).  For the avoidance of any doubt, the Surcharge reductions set forth above shall not apply to any Wholesale Advantage Line on which Cordia orders (and Verizon and/or any Verizon Affiliate provisions), on behalf of Cordia Customers, Verizon Online Business DSL (or its equivalent).”

2.

Communications Act.  Neither this Amendment nor the Agreement as amended by this Amendment constitutes an “agreement” under Section 252(a)(1) of the Act. Neither this Amendment nor the Agreement as amended hereby is subject to any approval under Section 252 of the Communications Act by the Federal Communications Commission (the “FCC”) or any state commission (including the District of Columbia Commission), nor are they subject to Section 252(i) of the Communications Act or any regulations promulgated under the Act by the FCC or any state commission (including the District of Columbia Commission).  Verizon and Cordia acknowledge and agree that:  (a) Verizon’s provision of the Services to Cordia does not constitute a request by Cordia, nor does Verizon’s provision of the Services to Cordia constitute an offer by Verizon, for interconnection, unbundled access, resale or other services pursuant to Section 251 of the Act, and (b) neither this Amendment, nor the Agreement as amended by this Amendment, is subject to Section 252 of the Act, including any requirement to negotiate, mediate, or arbitrate the Agreement pursuant to Section 252 of the Act, or file the Amendment or the Agreement with any state utility commission or the FCC.

3.

Effective Date of the Amendment.  This Amendment shall become effective as of the Amendment Effective Date.

4.

Scope of Amendment.  This Amendment shall modify and revise the Agreement only to the extent set forth expressly in this Amendment and, except to the extent set forth in this Amendment, the rates, terms and conditions of the Agreement shall remain in full force and effect.

5.

Conflict between this Amendment and the Agreement.  This Amendment shall be deemed to revise the rates, terms and conditions of the Agreement to the extent necessary to give effect to the rates, terms and conditions of this Amendment.  In the event of a conflict between the rates, terms and conditions of this Amendment and the rates, terms and conditions of the Agreement, this Amendment shall govern.

6.

Counterparts.  This Amendment may be executed in counterparts, each of which when so executed and delivered shall be an original and all of which together shall constitute one and the same instrument.

7.

Captions.  The Parties acknowledge that the captions in this Amendment have been inserted solely for the convenience of reference and in no way define or limit the scope or substance of any term or provision of this Amendment.

8.

Joint Work Product.  This Amendment is a joint work product, and any ambiguities in this Amendment shall not be construed by operation of law against either Party.

9.

Capitalized Terms.  Capitalized terms used and not otherwise defined herein have the meanings set forth in the Agreement.

[Signature Page Follows]

CONFIDENTIAL

SIGNATURE PAGE

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed as of the Amendment Effective Date.

Cordia Communications Corp.

Verizon Services Corp.

Cordia Communications of Virginia, Inc.

By:

By:

Printed:

Printed:

Title:

Title:

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